Exhibit 23.3

CONSENT OF ROSKILL CONSULTING GROUP LIMITED

We hereby consent to the use and reference by Livent Corporation in its Registration Statement on Form S-1 and related prospectus, and any amendments and supplements thereto (collectively, the “Registration Statement”), to our firm, our 2018 Lithium Report 15th Ed., (the “Report”) published in June 2018, as amended and supplemented from time to time, and all information derived from the Report. We further consent to the inclusion of this consent as an exhibit to the Registration Statement.

Date: August 15, 2018	ROSKILL CONSULTING GROUP LIMITED

	By:	/s/ Robert Baylis
Name: Robert Baylis
Title: Managing Director